EXHIBIT 32.1
APACHE CORPORATION
Certification of Chief Executive Officer
and Chief Financial Officer
     I, G. Steven Farris, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge, the quarterly report on Form 10-Q of Apache Corporation for the quarterly period ending September 30, 2008, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. §78m or §78o (d)) and that information contained in such report fairly represents, in all material respects, the financial condition and results of operations of Apache Corporation.

/s/ G. Steven Farris
By: G. Steven Farris
Title:	President, Chief Executive Officer and Chief Operating Officer
Date: November 10, 2008
     I, Roger B. Plank, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge, the quarterly report on Form 10-Q of Apache Corporation for the quarterly period ending September 30, 2008, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. §78m or §78o (d)) and that information contained in such report fairly represents, in all material respects, the financial condition and results of operations of Apache Corporation.

/s/ Roger B. Plank
By: Roger B. Plank
Title:	President, Chief Executive Officer and Chief Operating Officer
Date: November 10, 2008